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                                                                      Exhibit 23


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-62657) pertaining to the Retirement Plan for Employees of the Central Reserve Life Insurance Company of our report dated June 16, 1999, with respect to the financial statements and schedules of the Retirement Plan for Employees of the Central Reserve Life Insurance Company included in this Annual Report (Form 11-K) for the year ended December 31, 1998.


                                               /s/ Ernst & Young LLP

Cleveland, Ohio
June 28, 1999